EXHIBIT 10.30

FIRST AMENDMENT TO CREDIT AGREEMENT
THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is made and entered into as of February 25, 2016, by and among LENDINGTREE, LLC, a Delaware limited liability company (the “Borrower”), LENDINGTREE, INC., a Delaware corporation (“Parent”), the other Loan Parties (as defined in the Credit Agreement referred to below), the Lenders (as defined below) party hereto, and SUNTRUST BANK, as the administrative agent for itself and on behalf of the Lenders (in such capacity, the “Administrative Agent”).
W I T N E S S E T H :
WHEREAS, the Borrower, Parent, the financial institutions from time to time party thereto (the “Lenders”), and the Administrative Agent have executed and delivered that certain Credit Agreement dated as of October 22, 2015 (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”); and
WHEREAS, the Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreement as set forth herein, and the Administrative Agent and the Lenders party hereto have agreed to such amendments, in each case subject to the terms and conditions hereof.
NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, each of the parties hereto hereby covenants and agrees as follows:
SECTION 1. Definitions. Unless otherwise specifically defined herein, each term used herein (and in the recitals above) which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to “hereof,” “hereunder,” “herein,” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

SECTION 2. Amendments to Credit Agreement.

(a) Amendments to Section 1.1. The following new definitions are hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:

“Specified Cash Contribution” shall mean capital contributions to Parent made in cash or the net cash proceeds from Permitted Capital Stock Issuances actually received by Parent.
“Specified Cash Contribution Amount” shall mean the aggregate amount of Specified Cash Contributions made after the Closing Date.
“Permitted Capital Stock Issuance” shall mean any sale or issuance of any Qualified Capital Stock of Parent to the extent permitted hereunder.
“Qualified Capital Stock” shall mean any Capital Stock that is not Disqualified Capital Stock.
(b) Amendments to Section 7.5(f). Section 7.5(f) of the Credit Agreement is amended and restated in its entirety so that it reads as follows:

(f)    other Restricted Payments made by Parent or any Subsidiary of Parent so long as (i) the aggregate amount of Restricted Payments made pursuant to this clause (f) since the Closing Date does not exceed the sum of (A) $50,000,000, plus (B) 50% of cumulative Excess Cash Flow for the period commencing on January 1, 2016, and ending on the first day of the most recent Fiscal Year beginning before such Restricted Payment is made, plus (C) the Specified Cash Contribution Amount, (ii) no Default or Event of Default shall have occurred and be continuing at the time such Restricted Payment is made, (iii) the Consolidated Leverage Ratio is less than or equal to 2.75 to 1.00, calculated on a Pro Forma Basis as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered pursuant to Section 5.1(a) or (b), and (iv) after giving effect to such Restricted Payment, the Loan Parties shall have Liquidity of at least $20,000,000.

SECTION 3. Conditions Precedent. This Agreement shall become effective only upon satisfaction or waiver of the following conditions precedent except as otherwise agreed between the Borrower, Parent, and the Administrative Agent:

(a) the Administrative Agent’s receipt of this Agreement duly executed by each of (i) the Loan Parties, (ii) the Required Lenders, and (iii) the Administrative Agent; and

(b) the Borrower shall have paid all fees, costs and expenses owed by the Borrower to the Administrative Agent or any of its Affiliates, without limitation, reasonable fees, charges and disbursements of counsel for the Administrative Agent.

SECTION 4. Miscellaneous Terms.

(a) Loan Document. For avoidance of doubt, the Loan Parties, the Lenders party hereto, and the Administrative Agent each hereby acknowledges and agrees that this Agreement is a Loan Document.

(b) Effect of Agreement. Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding, and enforceable obligations of the Loan Parties.

(c) No Novation or Mutual Departure. The Loan Parties expressly acknowledge and agree that (i) there has not been, and this Agreement does not constitute or establish, a novation with respect to the Credit Agreement or any of the other Loan Documents, or a mutual departure from the strict terms, provisions, and conditions thereof, other than with respect to the amendments contained in Section 2 above and (ii) nothing in this Agreement shall affect or limit the Administrative Agent’s or any Lender’s right to demand payment of liabilities owing from any Loan Party to the Administrative Agent or the Lender under, or to demand strict performance of the terms, provisions, and conditions of, the Credit Agreement and the other Loan Documents, to exercise any and all rights, powers, and remedies under the Credit Agreement or the other Loan Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence of a Default or an Event of Default under the Credit Agreement or the other Loan Documents.

(d) Ratification. Each Loan Party hereby (i) restates, ratifies, and reaffirms all of its obligations and covenants set forth in the Credit Agreement and the other Loan Documents to which it is a party effective as of the date hereof and (ii) restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof and with specific reference to this Agreement and any other Loan Documents executed or delivered in connection herewith (except with respect to representations and warranties made as of an expressed date, in which case such representations and warranties shall be true and correct as of such date).

(e) No Default. To induce Lenders to enter into this Agreement, Borrower hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no Default or Event of Default and (ii) no right of offset, defense, counterclaim, claim, or objection in favor of Borrower or arising out of or with respect to any of the Loans or other obligations of Borrower owed to Lenders under the Credit Agreement or any other Loan Document.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

(g) Fax or Other Transmission. Delivery by one or more parties hereto of an executed counterpart of this Agreement via facsimile, telecopy, or other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation’s Portable Document Format) shall have the same force and effect as the delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Agreement.

(h) Recitals Incorporated Herein. The preamble and the recitals to this Agreement are hereby incorporated herein by this reference.

(i) Section References. Section titles and references used in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

(j) Further Assurances. The Loan Parties agree to take, at the Loan Parties’ expense, such further actions as the Administrative Agent shall reasonably request from time to time to evidence the amendments set forth herein and the transactions contemplated hereby.

(k) Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

(l) Severability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(m) Reaffirmation. Each Guarantor (i) consents to the execution and delivery of this Agreement, (ii) reaffirms all of its obligations and covenants under the Loan Documents to which it is a party, and (iii) agrees that none of its respective obligations and covenants shall be reduced or limited by the execution and delivery of this Agreement.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed by its duly authorized officer as of the day and year first above written.
BORROWER:

LENDINGTREE, LLC

By: /s/Gabriel Dalporto
Name: Gabriel Dalporto
Title: CFO

PARENT AND GUARANTOR:

LENDINGTREE, INC.

By: /s/Gabriel Dalporto
Name: Gabriel Dalporto
Title: CFO

GUARANTORS:

HOME LOAN CENTER, INC.

By: /s/Gabriel Dalporto
Name: Gabriel Dalporto
Title: Treasurer

TREE.COM BU HOLDING COMPANY, INC.

By: /s/Gabriel Dalporto
Name: Gabriel Dalporto
Title: Treasurer

DEGREETREE, INC. (for itself and as successor to Tree Home Services, Inc.)

By: /s/Gabriel Dalporto
Name: Gabriel Dalporto
Title: Treasurer

ADMINISTRATIVE AGENT AND LENDERS:

SUNTRUST BANK, as the Administrative Agent and a Lender

By: /s/ Brian Guffin
Name: Brian Guffin
Title: Director

BANK OF AMERICA, N.A.,
as a Lender

By: /s/ Charles R. Dickerson
Name: Charles R. Dickerson
Title: SVP

JPMORGAN CHASE BANK, N.A.,
as a Lender

By: /s/ Justin Kelley
Name: Justin Kelley
Title: Executive Director

FIFTH THIRD BANK,
as a Lender

By: /s/ Jim Barber
Name: Jim Barber
Title: Vice President

ROYAL BANK OF CANADA,
as a Lender

By: /s/ Christian Gutierrez
Name: Christian Gutierrez
Title: Authorized Signatory